POWER OF ATTORNEY

NOTICE TO PRINCIPALS IN THE STATE OF NEW YORK: Required Pursuant To Section 5-1501B of the New York General Obligations Law Subd.1(d)(1).

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

The undersigned hereby constitutes and appoints Jack H. Webb, J. Daniel Mohr, and Judy A. Schultz, each alone, as the undersigned’s true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

(3)
take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned shall be in such form and shall contain such terms and conditions as such attorney-in-fact may deem appropriate.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all actions necessary and proper in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation.  The undersigned also confirms the authority of each such attorneys-in-fact to take the above-described actions with respect to any Forms 3, 4, or 5 heretofore executed and filed with the United States Securities and Exchange Commission on the undersigned’s behalf.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall continue in force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Alliance Financial Corporation, unless earlier revoked in writing.

The execution of this Power of Attorney does not revoke any other power of attorney previously executed by the undersigned.  To the extent permitted by law, this Power of Attorney shall not be revoked by any subsequent power of attorney the undersigned may execute, unless such power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of October, 2009.

/s/ Lowell A. Seifter
Signature

Lowell A. Seifter
Print Name

State of New York	)
) ss.:
County of Onondaga	)

On the  27th day of October in the year 2009, before me, Theresa L. Keller, personally appeared Lowell A. Seifter, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Theresa L. Keller
Notary Public

NOTICE TO AGENTS IN THE STATE OF NEW YORK: Required Pursuant To Section 5-1501B of the New York General Obligations Law Subd.1(d)(2).

IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;
(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and
(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:
The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENT’S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:

It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.

I, Jack H. Webb, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

I acknowledge my legal responsibilities.

Agent signs here:	/s/ Jack H. Webb
Print Name:	Jack H. Webb

State of New York	)
) ss.:
County of Onondaga	)

On the 27th day of October in the year 2009, before me, Theresa L. Keller, personally appeared Jack H. Webb, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Theresa L. Keller
Notary Public

I, J. Daniel Mohr, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

I acknowledge my legal responsibilities.

Agent signs here:	/s/ J. Daniel Mohr
Print Name:	J. Daniel Mohr

State of New York	)
) ss.:
County of Onondaga	)

On the 27th day of October in the year 2009, before me, Theresa L. Keller, personally appeared J. Daniel Mohr, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Theresa L. Keller
Notary Public

I, Judy A. Schultz, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

I acknowledge my legal responsibilities.

Agent signs here:	/s/ Judy A. Schultz
Print Name:	Judy A. Schultz

State of New York	)
) ss.:
County of Onondaga	)

On the 27th day of October in the year 2009, before me, Theresa L. Keller, personally appeared Judy A. Schultz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Theresa L. Keller
Notary Public